Filed by Rodman & Renshaw Capital Group, Inc.
Pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934, as amended
Subject Company: Hudson Holding Corporation
Commission File No.: 333-171988

Thomson StreetEventsSM

Conference Call Transcript

RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

Event Date/Time: Feb 16, 2011 / 03:00PM GMT

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FINAL TRANSCRIPT

Feb 16, 2011 / 03:00PM GMT, RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

CORPORATE PARTICIPANTS

Erik Knettel
Grayling IR Agency - IR

Edward Rubin
Rodman & Renshaw Capital Group, Inc. - CEO

Dave Horin
Rodman & Renshaw Capital Group, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Devin Ryan
Sandler O’Neill - Analyst

PRESENTATION

Operator

Greetings and welcome to the Rodman & Renshaw fourth-quarter and full-year 2010 conference call. At this time all participants are in a listen-nly mode. A question-and-answer session will follow the formal presentation. (Operator Instructions). As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Erik Knettel, Investor Relations for Rodman & Renshaw. Thank you, you may begin.

Erik Knettel - Grayling IR Agency - IR

Thank you, Diego. Welcome to the Rodman & Renshaw fourth-quarter and full-year 2010 conference call. If you do not have a copy of today’s press release, please visit the Rodman & Renshaw website online at www.rodm.com. Hosting our call today we have Mr. Edward Rubin, Chief Executive Officer, and Mr. David Horin, Chief Financial Officer of Rodman & Renshaw.

Before we begin today’s call, I would like to remind listeners that this presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not statements of fact or guarantees of performance. They are subject to risks, uncertainties and other factors that could cause actual future results to differ materially from those discussed in the statements.

These forward-looking statements may also include comments regarding the merger of Rodman & Renshaw Capital Group, Inc. and Hudson Holding Corporation.

To supplement our financial statements presented in accordance with GAAP, we may discuss certain non-GAAP measures for financial performance and liquidity. These non-GAAP measures should be only considered together with the Company’s GAAP results.

And, finally, for a discussion of risks and uncertainties in our business and regarding the merger of Rodman and Hudson, please see the risk factors set forth in the registration statement on Form S-4 filed with the SEC on January 31, 2011, and in Rodman’s Annual Report on Form 10-K.

At the conclusion of the call I will provide information, disclosure regarding proxy solicitation as required under the securities laws, as well as details on where to find additional information and disclosures.

With that I would like to turn the call over to the CEO and President of Rodman, Mr. Edward Rubin. Mr. Rubin, please proceed.

Edward Rubin - Rodman & Renshaw Capital Group, Inc. - CEO

FINAL TRANSCRIPT

Feb 16, 2011 / 03:00PM GMT, RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

Thank you, Erik. Good morning everyone. We want to thank you for joining us on our 2010 year-end and fourth-quarter financial results conference call.

I will give an overview of our fourth-quarter and year-end, discuss our current market environment and then update you on the acquisition of Hudson, and finally our outlook for 2011. Then I will pass the call to our CFO, Dave Horin, who will speak in more detail about the fourth-quarter and year-to-date financial results, as well as some operating data for the first six weeks of the first quarter of 2011. We will then open the call up to your questions.

Our results for the quarter and for the full year continued to underscore the benefits derived from the diversified investing banking platform which we have worked hard to develop over the last two years as we battled through the financial crisis in early 2009, and then the market downturn that followed the flash crash in early May 2010, which lasted through the end of September 2010.

Investment banking revenue for 2010 was approximately $87 million, despite a sluggish second and third quarter. And non-GAAP net income for 2010 was $2.6 million or $0.07 per diluted share.

Assuming normal market conditions, we expect to build on our fourth-quarter investment banking performance. For the first six weeks of 2011 we have generated approximately $13 million in investment banking revenue and have completed 17 deals, raising over $390 million.

Over the past 4.5 months since the market recovery began in the early stages of the fourth-quarter, we have experienced stronger deal flow and increased volume of capital raising transactions. During this period, which includes the first six weeks of 2011, we completed 58 deals, of which roughly 70% were PIPE (and registered direct) transactions and 30% were follow-ons and IPOs.

As we continue to diversify our product offerings we have expanded our focus in the healthcare space to include IPOs, confidentially marketed public offerings, and follow-on offerings.

In the fourth quarter we priced a $20 million co-lead IPO for Ventrus Biosciences, a late-stage development stage specialty pharmaceutical company focused on the development of late-stage prescription drugs for gastrointestinal disorders. The Ventrus IPO was one of the few successful biotech IPOs in this space in quite some time.

Last week we priced a $16.5 million IPO for Kips Bay, a medical device company dedicated to providing innovative therapeutic vascular technologies to the cardiac surgeon. This was also one of the few recent successful IPOs in the medical device arena.

I highlight these three deals, because it differentiates us from most of our competitors in that we are able to execute and put away complicated transactions despite challenging market conditions in these segments.

In the China space we are holding our own despite choppy market conditions. In the first six weeks of the year we have already completed four China transactions, raising over $67 million.

Although February is typically a slow month in this region due to the Chinese New Year celebration, we are beginning to see signs of positive momentum leading up to our conference in Shanghai, which is scheduled to take place from March 6 to March 8.

Last year’s China conference, held in Beijing, was on all counts a success. We had approximately 140 presenting companies and over 1,000 investors. And since the March 2010 Beijing conference we have completed over 30 transactions in the China space.

This year the Honorable Christopher Dodd will give the keynote address. And we expect approximately 150 presenting companies, over 1,000 attendees, and have commitments for approximately 30 sponsors. Given this overwhelming reception, we expect that the conference will provide a catalyst for increased deal activity in the China space, subject to market conditions.

The results in our China investment banking business reflect the significant investments we have made in our research and banking platforms, as we have invested heavily to enhance our presence and capabilities.

All signs are that our initiatives in this space, the experienced team we have recruited and our growing brand recognition, will allow us to continue to evolve as a major firm in this region.

FINAL TRANSCRIPT

Feb 16, 2011 / 03:00PM GMT, RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

Another area that we are starting to gain traction is in the technology arena. As we discussed last year, we hired a prominent research analyst, Ashok Kumar, in the technology space. Ashok covered issues such as Dell and Apple, and also focuses on Israeli-based small-cap US [listed] technology companies.

Ashok’s wide-ranging technology coverage should bode well for us once the Hudson acquisition is completed and we extend our capabilities for revenue opportunities in the Sales & Trading space.

On the banking front, we have started to generate revenue in the technology arena, including a $21.2 million private placement in December 2010 for Magic Software Enterprises, an Israeli-based global provider for cloud and on-premise-enabled application platforms and business integration solutions.

We also led an $18 million offering for OTIV Innovations in February 2011, a developer and marketer of microprocessor-based smartcard technology, and an $8.5 million private placement for SNAP Interactive in January 2011, a leading social dating application provider. These are examples of our capabilities in the technology arena, and we will look for more growth in this space in 2011.

On the strategic side you will recall that we signed a definitive merger agreement last month to acquire Hudson Holding. The acquisition will expand our scope and reach as a full-service investment bank, providing premier investment banking, sales and trading and research services, which will strengthen our position as a leading investment bank for growth companies.

We have received an overwhelming positive response from our clients and our potential new clients to the transaction. We look forward to adding Hudson’s established and broad-based Sales & Trading franchise on to our platform. And the acquisition will enhance and extend Rodman’s research franchise, extending coverage for key sectors, including transportation, gaming, leisure, (wireless) technology and industrial. On a combined basis we will provide coverage on over 280 companies.

Integrating two public companies is always challenging; however, we are confident with the integration plan we have in place. We believe that the employees of the combined entity, will have more products to sell from a banking, sales, trading and research perspective, which should bode well for our business in 2011, subject to market conditions.

We are excited about Rodman’s prospects for 2011. We are off to a strong start, having already closed 17 deals, raising in excess of $390 million and generating approximately $13 million in investment banking revenue.

Our underwriting backlog remains healthy, with 16 deals in registration, although, as always, market conditions and market demands will determine the timing of and extent of conversion of this backlog.

With the acquisition of Hudson, which we expect to close in the second quarter, we believe we will continue to extend our presence as the go-to investment bank for growth companies that is able to serve its clients by offering a full array of products and services, including investment banking, sales, trading and research.

Overall we are pleased with the development we have made during 2010, and we believe we are in a good position for the remainder of 2011. We will continue to build on our investment banking platform to be well-positioned both now and in the future.

I will now turn the call over to Dave, who will go over our financial results.

Dave Horin - Rodman & Renshaw Capital Group, Inc. - CFO

Thank you, Erik. Non-GAAP operating net income for 2010 was $2.6 million or $0.07 per diluted share. Non-GAAP operating net income excludes the financial impact of principal transactions because the fluctuation in value is outside of our control, and a non-cash intangible impairment charge of $900,000 that was recorded in the second quarter.

If we further exclude the financial impact of the China investment conference, which we believe is more of an investment that will enhance and expand future revenue opportunities, and the European investor conference, which has been suspended for 2011, non-GAAP pretax operating income would have been $10.6 million, representing an 11% operating margin.

FINAL TRANSCRIPT

Feb 16, 2011 / 03:00PM GMT, RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

For the fourth quarter non-GAAP operating net income was $2 million or $0.05 per diluted share, and we achieved a non-GAAP pretax operating margin of 13%.

As we indicated on our January 5 conference call regarding the proposed Hudson merger, investment banking revenue was $22 million for the fourth quarter of 2010 and $87 million for the year. Those revenue estimates were the actual amounts recorded.

For the fourth quarter we derived approximately 29% of our investment banking revenue from the oil and gas and metals and mining space, 24% from healthcare, and 35% from China. For 2010 we derived approximately 31% of our investment banking revenue from healthcare, 28% from China and 32% from the energy and metals and mining sectors.

We are also very proud that 44% of our revenue for 2010 was derived from repeat clients, which is a validation of our client service capabilities.

Employee compensation and benefits epense for 2010, excluding the $12.6 million principal transaction loss, represented 57% of transaction-related revenue. The compensation ratio is well below our peer group. For the fourth quarter employee compensation and benefits expense represented 60% of transaction-related revenue. As we have stated in the past, we are attacking to an annualized 60% compensation ratio.

We had 131 full-time employees at December 31, 2010 compared to 139 full-time employees at September 30, 2010. Approximately 82% of our employees as of December 31, 2010, were client-facing employees, and we averaged approximately $730,000 of transaction-related revenue per employee. Once again, this is one of the best ratios within our peer group.

Non-compensation expense for the fourth quarter was $6.4 million compared to $6.5 million for the fourth quarter of 2009. The slight decrease in non-compensation expense was primarily due to increased business development expenses of $1.1 million, mostly related to our China initiative, offset by decreased professional fees of $1.1 million, mainly related to nonrecurring legal fees that were incurred in the fourth quarter of 2009.

With the proposed Hudson acquisition, we expect to rationalize certain compensation and non-compensation costs, including duplicative functions and facilities. The impact of the acquisition will not be immediate, but we are presently working together to develop a comprehensive integration plan so that the financial benefits of the merger can be realized as quickly as possible.

Income tax expense for the fourth quarter was $400,000, which represents a 26% effective tax rate. The quarterly tax rate was positively impacted by a reversal of tax rate differentials due to our return to profitability in the fourth quarter.

Liquid assets were $30.7 million at December 31, 2010, consisting of cash and cash equivalents, Level I assets, less Level I liabilities, and current receivables compared to $26.8 million at September 30, 2010.

The increase in liquid assets relates to cash inflows from operations, less treasury stock purchases of $1.7 million.

Finally, through February 16 we have repurchased approximately 2 million shares of our common stock at an average price of $2.60. Approximately $4.7 million remains available under the buyback plan, which we will continue to opportunistically utilize.

This concludes a review of our financial performance. I will now turn the call back to Ed.

Edward Rubin - Rodman & Renshaw Capital Group, Inc. - CEO

Thank you, Dave. We will now answer your questions.

QUESTION AND ANSWER

Operator

We will now conduct a question-and-answer session. (Operator Instructions). Devin Ryan, Sandler O’Neill.

FINAL TRANSCRIPT

Feb 16, 2011 / 03:00PM GMT, RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

Devin Ryan - Sandler O’Neill - Analyst

Just on the Hudson Securities merger, are you guys already working with the management team over there? I just want to get a sense of how things are going and what you’re doing to make sure that when this deal closes, hopefully in the second quarter, you’re already hitting the ground running and maybe looking to add people and kind of are already on track?

Edward Rubin - Rodman & Renshaw Capital Group, Inc. - CEO

We are working with them, but we are not working with them in terms of running the firms together because the firms are still separate entities. And we certainly look forward to hitting the ground running as soon as acquisition is final.

We have had multiple meetings, multiple discussions, not only on the management level, but introduction bankers to bankers, sales to sales, research to research, sales to research, every which way. You know, compliance, legal, and all other aspects of the firm we have discussed the channel that through which personnel will continue to be the supervisors and which ones will perhaps take a secondary role.

So all of that is in place, continuing to be developed, and we are confident that when the time comes — it can never be seamless, but we think it will be quite efficient based on how things are going to date.

Devin Ryan - Sandler O’Neill - Analyst

Okay, that was just some of the color I was looking for. And just changing gears, can you give an update on the MOU with the ICC-NDRC and is there anything going on there? And just any flavor for kind of essentially looking like it could be a good opportunity, and if you have monetized any of that opportunity yet?

Edward Rubin - Rodman & Renshaw Capital Group, Inc. - CEO

No, we have not monetized the opportunity yet. But that continues to build and develop with deeper ties. For example, at our conference — NDRC, quite a large delegation is coming and bringing various other personnel and entities. We will, of course, interact with them, and they will be introducing additional companies, other government officials, so on and so forth.

But the process is — of course, everything takes longer when you’re dealing with government entities. I think that is true not only of China, but of the US and any other country. It is not a purely private arena, as the various companies that we have been dealing with to date in China, so it takes a bit longer than anticipated.

Devin Ryan - Sandler O’Neill - Analyst

Then just thinking about the pipeline generally, and stuff that is both on the public side that has been in registration, some stuff that maybe you’re working on behind the scenes on the private side. I am just trying to get a sense of with the market recovering here are you seeing bigger deals or potential for bigger deals? Are your clients more willing to raise more capital and just where their stock prices are, and just given maybe a better appetite from investors? I just want to get a sense if deal sizes could continue to be on the rise here.

Edward Rubin - Rodman & Renshaw Capital Group, Inc. - CEO

I think in terms of deal size, it is very — it is kind of (inaudible) it is very company specific. We have a number of larger transactions, in some cases where we are the lead, in other cases where we will be co-manager with prominent other firms that are in the works, and that there is certainly an interest from companies, but those are some of the handful of companies.

Other companies are quite hesitant, given that the fact that the market remains choppy and unpredictable, but it has remained that way for not just months, but probably for years now, and companies still come to market.

FINAL TRANSCRIPT

Feb 16, 2011 / 03:00PM GMT, RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

For us, the great advantages to the focus that we have is that we target growth companies, whether they are in biotech, technology, energy, metals and mining or all of China. Which almost by definition if you are a Chinese company you are a growth company, because you’re targeting the Chinese market.

As we have stated before on our calls, those companies ultimately, in order to grow, they must come to market, even if they may not be completely satisfied with their stock price.

So it (technical difficulty) I think it will remain choppy and unpredictable, but at the same time I think we can predict that a large number of these companies will be coming to market, barring some very poor market developments. And we expect to take our portion of those transactions, and a larger portion if we continue to grow and develop.

Devin Ryan - Sandler O’Neill - Analyst

Okay, all right, thank you very much.

Operator

Thank you. I will now turn the conference back over to Mr. Rubin for closing remarks.

Edward Rubin - Rodman & Renshaw Capital Group, Inc. - CEO

Well, I would like to thank everyone for joining us this morning. But before we sign off, I will turn the call back to the moderator, to address certain regulatory matters.

Rodman Moderator

Thank you, Ed. In connection with the proposed merger of Rodman and Hudson, Rodman has filed a registration statement with the SEC on Form S-4, containing a proxy statement of Hudson, but also constitutes a prospectus of Rodman, and other relevant documents relating to the merger with Hudson.

Rodman and Hudson stockholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement prospectus that is part of the registration statement, because they contain certain information about Rodman and Hudson and the proposed transaction.

The final proxy statement prospectus will be mailed to stockholders of Hudson. Investors and securityholders will be able to obtain a free copy of the registration statement and proxy statement prospectus when available, as well as other filed documents containing information about Rodman and Hudson without charge at the SEC’s website, www.sec.gov.

With respect to the proxy solicitation, Rodman and Hudson and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from the stockholders of Hudson with respect to the proposed transaction.

More details — more detailed information regarding the identity of the potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in registration and proxy statement prospectus and other materials filed with the SEC in connection with the proposed transaction.

Information regarding Rodman’s directors and executive officers is also available in Rodman’s definitive proxy for its 2010 annual meeting of stockholders filed with the SEC on March 26, 2010. Information regarding Hudson’s directors and executive officers is also available in Hudson’s Annual Report on Form 10-K filed with the SEC on June 29, 2010. These documents are available free of charge at the SEC’s website at www.sec.gov and from Rodman and Hudson Investor Relations.

Thank you. This concludes our call.

FINAL TRANSCRIPT

Feb 16, 2011 / 03:00PM GMT, RODM - Q4 2010 RODMAN & RENSHAW CAP GP INC Earnings Conference Call

Operator

Thank you. You may disconnect your lines at this time. Thank you all for your participation.

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